                                                                  Exhibit (a)(3)


 THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should seek your own financial advice immediately from your own appropriately authorized independent financial advisor. If you have sold or transferred all of your registered holdings of shares of Common Stock (as defined below), please forward this document and all accompanying documents to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee.


                         NOTICE OF GUARANTEED DELIVERY
                   (Not to be used for Signature Guarantees)

                     For Tender of Shares of Common Stock
          (Including the Associated Preferred Stock Purchase Rights)

                                      of

                               U.S. Foodservice

                       Pursuant to the Offer to Purchase
                             dated March 13, 2000

                                      by

                            Snow Acquisition, Inc.
                    An Indirect Wholly Owned Subsidiary of
                            Koninklijke Ahold N.V.
                                 (Royal Ahold)

   As set forth under Section 3--"Procedures for Tendering Shares of Common Stock" in the Offer to Purchase, dated March 13, 2000, and any supplements or amendments thereto (the "Offer to Purchase"), this form (or a copy hereof) must be used to accept the Offer (as defined in the Offer to Purchase) if (i) certificates (the "Certificates") representing shares of common stock, par value $0.01 per share, together with the associated preferred stock purchase rights (together, the "Common Stock") of U.S. Foodservice, a Delaware corporation (the "Company"), are not immediately available, (ii) if the procedures for book-entry transfer cannot be completed on a timely basis or
(iii) time will not permit Certificates and all other required documents to reach Wilmington Trust Company (the "Depositary") prior to the Expiration Date (as defined in Section 1--"Terms of the Offer" of the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand, by mail or by overnight courier or transmitted by facsimile transmission to the Depositary and must include a signature guarantee by an Eligible Institution (as defined in Section 3--"Procedures for Tendering Shares of Common Stock" of the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described in the Offer to Purchase under Section 3--"Procedures for Tendering Shares of Common Stock".

                       The Depositary for the Offer is:
                           Wilmington Trust Company

            By Mail:              By Facsimile:     By Hand/Overnight Courier:
    Wilmington Trust Company      (302) 651-1079     Wilmington Trust Company
1100 North Market Street Rodney                      1105 North Market Street
  Square North Wilmington, DE                          Wilmington, DE 19890
             19890                               Attn: Corporate Trust Operations
Attn: Corporate Trust Operations

                          For Confirmation Telephone:
                                (302) 651-8869

   Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instruction via facsimile transmission other than as set forth above will not constitute a valid delivery.

   This Notice of Guaranteed Delivery is not to be used to guarantee a signature. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in Section 3--"Procedures for Tendering Shares of Common Stock" of the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

   The undersigned hereby tenders to Snow Acquisition, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Koninklijke Ahold N.V. (Royal Ahold), a public company with limited liability, incorporated under the laws of The Netherlands with its corporate seat in Zaandam (Municipality Zaanstad), The Netherlands, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of shares of Common Stock indicated below pursuant to the Guaranteed Delivery Procedures described in the Offer to Purchase under Section 3--"Procedures for Tendering Shares of Common Stock".


 Name of Record Holder(s): ___________________________________________________

 -----------------------------------------------------------------------------

 Address(es): ________________________________________________________________


 -----------------------------------------------------------------------------

 Area Code(s) and Tel. No(s).: _______________________________________________

 Signature(s): _______________________________________________________________

 Date: _______________________________________________________________________



 Number of shares of Common Stock: ___________________________________________

 Certificate Number(s) if available: _________________________________________

 If shares of Common Stock will be tendered by book-entry transfer check box:

 [_]The Depository Trust Company

    Account Number: __________________________________________________________


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

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                   (Not to be used for signature guarantee)

     The undersigned, an Eligible Institution (as defined in Section 3-- "Procedures for Tendering Shares of Common Stock" of the Offer to Purchase), hereby guarantees that the undersigned will deliver to the Depositary, at one of its addresses set forth above, either the Certificates representing the shares of Common Stock tendered hereby, in proper form for transfer, or Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, or, in the case of book-entry delivery of shares of Common Stock, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days (as defined in Section 3-- "Procedures for Tendering Shares of Common Stock" of the Offer to Purchase) after the date hereof.

             Name of Firm:                        Authorized Signature:


 -------------------------------------    -----------------------------------


                                          Name:
 -------------------------------------         ------------------------------
                                                     (Please Print)


 -------------------------------------
                                          Title:

 Address:                                      ------------------------------

     ------------------------------
                         (Zip Code)       Date:
                                               ------------------------------


 Area Code and Tel. No.:
                     ------------------

NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY;
      CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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